SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 24, 2009


                         KESSELRING HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     000-52375                20-4838580
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)

602 West Valley Mall Blvd., Union Gap, WA                         98903
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 24, 2009, Kesselring Holding Corporation ("Company") dismissed its independent registered public accounting firm, KBL, LLP ("Former Auditor"). The Former Auditor never issued any reports on the Company's consolidated financial statements, as the Former Auditor was engaged on January 27, 2009, as the Company's independent registered public accounting firm, but never conducted an audit of the Company's consolidated financial statements.

     The Company does not have an audit committee. However, the board of directors approved the dismissal of the Former Auditor and notified the Former Auditor of its dismissal on December 24, 2009.

     The Former Auditor was not engaged by the Company as it independent registered public accounting firm until January 27, 2009. The Company's most recent fiscal year ended on September 30, 2009. The Former Auditor's work for the Company between January 27, 2009 (date of its engagement) and December 24, 2009 (date of its dismissal) was confined to review of quarterly financial information (unaudited) in connection with the Company's Form 10-Q reports for the first three quarters of the September 30, 2009 fiscal year.

     From January 27, 2009, until December 24, 2009, the Company did not have any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor would have caused it to make reference to the subject matter of the disagreement in connection with its report, had the Former Auditor actually issued such a report.

     From January 27, 2009, until December 24, 2009, the Former Accountant did not advise the Company of any of the following:

     A. That the internal controls necessary for the Company to develop reliable financial statements did not exist;

     B. That information had come to the Former Auditor's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

     C. (1)That the Former Auditor needed to expand significantly the scope of its audit, or that information had come to the Former Auditor's attention that if further investigated may: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements; or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by the audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements); or (iii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements; and (2) due to the Former Auditor's resignation (due to

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          audit scope  limitations or otherwise) or dismissal,  or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

     D. That information has come to the Former Auditor's attention that it had concluded materially impacted the fairness and reliability of either: (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Former Auditor's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above) and
          (2) the issue has not been resolved to the Former Auditor's satisfaction prior to its termination.

     The Company provided the Former Auditor with a copy of the disclosures set forth in this Current Report on Form 8-K/A and requested that Former Auditor furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of the letter from the Former Auditor is attached hereto as
Exhibit 16.1.

ITEM 9.01 EXHIBITS

     (d) Exhibits:

         16.1  Letter from KBL, LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 30, 2009

                                       KESSELRING HOLDING CORPORATION


                                       By: /s/ Gary E. King
                                           -------------------------------------
                                           Gary E. King
                                           President and Chief Executive Officer


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                                 EXHIBITS INDEX

     Exhibit Number             Description of Exhibit
     --------------             ----------------------

         16.1                    Letter from KBL, LLP